                                                     File No. 333-______________

    As filed with the Securities and Exchange, Commission on March 3, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           UNIFI COMMUNICATIONS, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                           04-3097640
         --------                                           ----------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)

     900 Chelmsford Street, Lowell, Massachusetts                   01851
     --------------------------------------------                   -----
       (Address of principal executive offices)                    Zip Code

     UNIFI Communications, Inc. Amended and Restated 1993 Stock Option Plan
     ----------------------------------------------------------------------
                            (Full title of the plan)

                                    Copy to:

                             Q. Ellis Telford, Esq.
                          General Counsel and Secretary
                           UNIFI Communications, Inc.
                              900 Chelmsford Street
                           Lowell, Massachusetts 01851
                           ---------------------------
                     (Name and address of agent for service)

                                 (978) 551-7500
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed        Proposed
Title of                           maximum         maximum
securities         Amount          offering        aggregate        Amount of
to be              to be           price           offering         registration
registered         registered      per share*      price*           fee
--------------------------------------------------------------------------------
Common Stock,      5,065,481       $3.11*          $15,753,646*     $4,647.33
$.01 par value     shares
per share

---------------------------
* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what prices such shares will be purchased. The above calculation is based on the offering of 5,065,481 shares at a purchase price of $3.11 per share, which was the fair market value of a share of Common Stock as determined by the Registrant's Board of Directors on February 9, 1998 for the purpose of granting incentive stock options under the Internal Revenue Code of 1986, as amended.

                                    PART II
                                    -------

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

     The following documents filed by UNIFI Communications, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Registration Statement on Form S-4 (Registration No. 333-25521) and the Exchange Offer Prospectus dated July 28, 1997 forming a part thereof, each as filed with the Securities and Exchange Commission; and (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                              RECENT DEVELOPMENTS

UNIFI Communications, Inc. has been informed by Arthur Andersen LLP, its independent public accountants, that their report on UNIFI Communications Inc.'s December 31, 1997 financial statements will contain an explanatory fourth paragraph addressing the significant uncertainty regarding UNIFI Communications, Inc. ability to continue operating as a going concern unless UNIFI Communications, Inc. is able to raise sufficient capital to fund operations for 1998 prior to the release of the audit report.

Item 4.   Description of Securities
------    -------------------------

     The following description of the Registrant's Common Stock is a summary and does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the General Corporation Law of the State of Delaware and the Registrant's Certificate of Incorporation, as amended.

General
The Company was incorporated in 1990 pursuant to the laws of Delaware. The total authorized capital stock of the Company is 74,715,500 shares.

Common Stock
The Company's Certificate of Incorporation, as amended, authorizes 50 million shares of Common Stock, $0.01 par value per share, 3,864,205 shares of which are issued and outstanding at February 24, 1998. Subject to rights of the holders of any Convertible Preferred Stock which may be outstanding, each holder of Common Stock on the record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Convertible Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive right to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

     The legality of the securities registered hereunder will be passed upon for the Registrant by Q. Ellis Telford, Esq., Lowell, Massachusetts. Mr. Telford is employed by the Registrant as its General Counsel and Secretary. Mr. Telford holds options to purchase an aggregate of 12,256 shares of common stock of the Registrant at exercise prices per share between $1.05 and $3.11.


Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Registrant's by-laws provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


Item 8.   Exhibits
------    --------

     The following exhibits are part of this Registration Statement:

     4.1 Certificate of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-25521.)

     4.2 By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, Registration No. 333-25521.)

     4.3 UNIFI Communications, Inc. Amended and Restated 1993 Stock Option Plan, as amended.

     4.4  Form of Incentive Stock Option Agreement.

     5.1 Opinion of Q. Ellis Telford, Esq. as to the legality of the securities being registered.

     23.1 Consent of Q. Ellis Telford, Esq. (included in Exhibit 5.1).

     23.2 Consent of Arthur Andersen LLP, Independent Public Accountants.

     24 Power of Attorney (included on the signature pages of the Registration Statement).


Item 9.   Undertakings
------    ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the

          Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



               [The rest of this page is intentionally left blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lowell, Massachusetts, on February 28, 1998.

                                              UNIFI COMMUNICATIONS, INC.



                                              By: /s/ Douglas J. Ranalli
                                                  ---------------------------
                                                  Douglas J. Ranalli
                                                  Chairman of the Board
                                                  of Directors, President, and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Douglas J. Ranalli and Q. Ellis Telford, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                            Title                            Date
       ---------                            -----                            ----
 /s/ Douglas J. Ranalli         Chairman of the Board of              February 28, 1998
 ----------------------         Directors, President, Chief
   Douglas J. Ranalli           Executive Officer (Principal
                                executive officer) and Acting
                                Chief Financial Officer
                                (Principal financial and
                                accounting officer)

  /s/ Thomas P. Sosnowski       Director                              February 28, 1998
  -----------------------
  Thomas P. Sosnowski


    /s/ Chua Sock Koong         Director                              February 28, 1998
    -------------------
    Chua Sock Koong


      /s/ Lim Eng               Director                              February 28, 1998
      -----------
        Lim Eng


  /s/ John B. Beinecke          Director                              February 28, 1998
  --------------------
    John B. Beinecke

                                  Exhibit Index


          Exhibit   Description
           No.

          4.1 Certificate of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-25521.)

          4.2 By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, Registration No. 333-25521.)

          4.3 UNIFI Communications, Inc. Amended and Restated 1993 Stock Option Plan, as amended.

          4.4       Form of Incentive Stock Option Agreement.

          5.1 Opinion of Q. Ellis Telford, Esq. as to the legality of the securities being registered.

          23.1      Consent of Q. Ellis Telford, Esq. (included in Exhibit 5.1).

          23.2      Consent of Arthur Andersen LLP, Independent Public
                    Accountants.

          24 Power of Attorney (included on the signature pages of the Registration Statement).


     + Refers to page number in sequentially numbered copy.